Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Annual Report on Form 10-K
for the Year Ended December 31, 2004

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of UCBH Holdings, Inc., a Delaware corporation (the “Company”), do hereby certify, to the best of such officer’s knowledge, that:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.	Information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2005	/s/ Thomas S. Wu
Thomas S. Wu
Chairman, President and Chief Executive Officer

Dated: March 16, 2005	/s/ Jonathan H. Downing
Jonathan H. Downing
Executive Vice President and Chief Financial Officer

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K or as a separate disclosure document of the Company or the certifying officers.